EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-162968 and 333-167890) and the Registration Statements on Form S-8 (Nos. 333-06841, 333-35151, 333-60585, 333-90428, 333-118546, 333-127574, 333-137954, 333-148660, 333-152862, 333-162610, 333-167515, 333-176365 and 333-176366) of our report dated March 23, 2012 with respect to the financial statements and schedule of A.P. Pharma, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ OUM & CO. LLP

San Francisco, California
March 23, 2012